Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

DiamondRock Hospitality Company

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-135386) of DiamondRock Hospitality Company of our report dated October 27, 2006, except for Note 7 which is as of November 8, 2006, relating to the consolidated financial statements of LCP – WB Chicago, LLC which appear in this Form 8-K/A.

/s/ BDO Seidman, LLP
Chicago, Illinois

November 21, 2006